                                  Exhibit 21

                        Subsidiaries of the Corporation

   EXHIBIT 21. SUBSIDIARIES OF THE CORPORATION
   -------------------------------------------

                                                                                           Percent                State of
                 Parent Company                              Subsidiaries                   Owned               Incorporation
     ------------------------------------------  --------------------------------- ----------------------- -----------------------
     Commercial Federal Corporation               Commercial Federal Bank,                   100%                  Nebraska
                                                  a Federal Savings Bank

                                                  CFC Preferred Trust                        100%                  Delaware

                                                  Liberty Mortgage Store,                    100%                  Iowa
                                                  Inc. (2)

                                                  Liberty Loan Store, Inc. (2)               100%                  Iowa

                                                  Greatland Financial Services,              100%                  Iowa
                                                  Inc. (4)

                                                  Liberty Leasing Company (2)                100%                  Iowa

     Commercial Federal Bank,                     Commercial Federal                         100%                  Nebraska
     a Federal Savings Bank                       Mortgage Corporation

                                                  Commercial Federal                         100%                  Nebraska
                                                  Investment Services, Inc.

                                                  Commercial Federal                         100%                  Nebraska
                                                  Insurance Corporation

                                                  Commercial Federal                         100%                  Nebraska
                                                  Service Corporation

                                                  Empire Capital                             100%                  Colorado
                                                  Corporation I

                                                  Tower Title & Escrow                        80%                  Nebraska
                                                  Company

                                                  Roxborough Acquisition                     100%                  Nebraska
                                                  Corporation

                                                  CFT Company                                100%                  Nebraska

                                                  Laredo Investments, Inc. (3)               100%                  Kansas

                                                  Liberty Services, Inc. (2)                 100%                  Iowa

                                                  Liberty Marketing, Inc. (2)                100%                  Iowa

                                                  K101 (1)                                   100%                  Kansas

-------------------------------------------------------

                                                                            Percent    State of
          Parent Company                      Subsidiaries                   Owned   Incorporation
---------------------------------------------------------------------------------------------------------
Commercial Federal Service               Commercial Federal                   100%   Nebraska
Corporation                              Realty Investors Corporation

                                         Commercial Federal                   100%   Nebraska
                                         Affordable Housing, Inc.

                                         Community Service, Inc               100%   Kansas

Commercial Federal Insurance             ComFed Insurance Services            100%   British
Corporation                              Company, Limited                            Virgin Islands

                                         First United Insurance, Co. (1)      100%   Kansas

                                         Liberty Insurance, Inc. (2)          100%   Iowa

Liberty Leasing Company (2)              Liberty Leasing Funding              100%   Iowa
                                         Corp I (2)

                                         Liberty Leasing Funding              100%   Iowa
                                         Corp II (2)

                                         Liberty Leasing Funding              100%   Iowa
                                         Corp III (2)
---------------------------------------------------------------------------------------------------------

(1)  Acquired in the acquisition of First National Bank Shares, LTD.
(2)  Acquired in the acquisition of Liberty Financial Corporation.
(3)  Acquired in the acquisition of Mid Continent Bancshares, Inc.
(4)  Acquired in the acquisition of Perpetual Midwest Financial, Inc.

Note: All of the material accounts of the above listed companies are consolidated in the Corporation's consolidated financial statements. All significant intercompany balances and transactions eliminated in consolidation.

Subsidiaries Dissolved During Fiscal Year 1998:
-----------------------------------------------

          Mid-Central Service Corporation
          Railroad Savings Service Corporation

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